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                                                                    Exhibit 99.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Trust Company of New Jersey:

We consent to the incorporation by reference (in the registration statement on Form S-4, dated April 2, 2004, filed by North Fork Bancorporation, Inc.) of our report dated February 25, 2004, relating to the consolidated statements of condition of The Trust Company of New Jersey as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. Our report is included in the Current Report on Form 8-K, dated March 4, 2004, of North Fork Bancorporation, Inc., which is incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                        /s/ KPMG LLP

                                        KPMG LLP


Short Hills, New Jersey
April 2, 2004